Exhibit 10.2

Debt Transfer Agreement

Party A: Tianjin Binhai Shisheng Trading Group Co., Ltd.

Party B: Hezhong (Tianjin ) International Development Co., Ltd

Party C: Wuxi Huitong Automobile Sales and Service Co., Ltd.

Herein:

1. Party A and Party B signed Equity Transfer Agreement (hereinafter referred to as “Equity Transfer Agreement I”) in Tianjin, China on November 30th 2013, which stipulated Party A to acquire 100% equity interest in Tianjin Zhonghe Auto Sales and Service Co., Ltd. (hereinafter referred to as “Target Company”) that was previously owned by Party B;

2. Party B and Party C signed Equity Transfer Agreement (hereinafter referred to as “Equity Transfer Agreement II”) in Tianjin, China on Jun 1st 2016, which stipulated Party A to transfer 100% equity interest in Target Company to Party C.

In order to clarify each Parties’ rights and obligations in equity transfer of Target Company, the three Parties signed this agreement on Jun 1st 2016 to mutually agree upon the following:

Section 1 Debt Rights and Debt Payable Relationships

1. According to the provisions of Equity Transfer Agreement I, through the execution date of this agreement, Party A owes Party B unpaid debt balance (including the principal and interest) of RMB240,061,808;

2. According to the provisions of Equity Transfer Agreement II, Party C should pay a total price of RMB410 million to Party A for acquiring 100% equity interest in Target Company.

Section 2 Debt Rights and Debt Payable Arrangements

Based on the provisions in the Equity Transfer Agreement I and Equity Transfer Agreement II, each Party commonly agrees the debt arrangements as follows:

1. The total price of RMB 410 million for acquiring the 100% equity interest should be paid by Party C through two parts including RMB240,061,808 to be remitted by Party C to Party B according to unsettled debt balance related to Equity Transfer Agreement I and the rest of RMB169,938,192 to be remitted by Party C to Party A;

2. After Party C completes the remittance of the two payments stated above, the debtor and creditor relationships among the 3 parties come to an end and there is no principal or interest receivable or payable among these parties.

This agreement, as a supplementary agreement of the Equity Transfer Agreement II, is entered and signed concurrently with the Equity Transfer Agreement II. Both agreements have the same legal validity. This agreement is made in three copies. Each party holds one copy and each copy has the same legal validity.

Party A (stamp)                       Party B (stamp)                       Party C (stamp)

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